UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2010

Anixter International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10212	94-1658138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2301 Patriot Blvd, Glenview , Illinois		60026
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	224-521-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2010, the shareholders of Anixter International Inc. (the “Company”) approved the Company’s 2010 Stock Incentive Plan. The description of the 2010 Stock Incentive Plan is incorporated by reference to pages 5 through 8 of the Company’s Proxy Statement filed on April 8, 2010. A copy of the 2010 Stock incentive Plan is incorporated by reference to pages A-1 through A-3 of the Company’s Proxy Statement filed on April 8, 2010.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders was held May 11, 2010. In connection with the meeting, proxies were solicited pursuant to the Securities and Exchange Act of 1934. The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in the Company’s 2010 Proxy Statement filed on April 8, 2010.

(1) The Directors of the Company were elected as follows:

	VOTES
				BROKER
	FOR	AGAINST	ABSTAINED	NON-VOTES
Lord James Blyth	29,422,043	590,325	—	1,638,607
Frederic F. Brace	29,646,035	366,333	—	1,638,607
Linda Walker Bynoe	29,240,409	771,959	—	1,638,607
Robert J. Eck	29,525,651	486,717	—	1,638,607
Robert W. Grubbs, Jr.	29,479,061	533,307	—	1,638,607
F. Philip Handy	29,478,803	533,565	—	1,638,607
Melvyn N. Klein	29,461,366	551,002	—	1,638,607
George Muñoz	29,653,496	358,872	—	1,638,607
Stuart M. Sloan	29,479,054	533,314	—	1,638,607
Matthew Zell	29,645,526	366,842	—	1,638,607
Samuel Zell	28,483,673	1,528,695	—	1,638,607

(2) The Company’s 2010 Stock Incentive Plan was approved by a vote of 26,986,325 shares “for” and 2,901,364 shares “against” with 124,679 shares abstaining. There were 1,638,607 broker non-votes for the 2010 Stock Incentive Plan.

(3) The Company’s ratification of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2010 was approved by a vote of 31,458,082 shares “for” and 96,409 shares “against” with 96,484 shares abstaining.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anixter International Inc.

May 12, 2010	By:	Dennis J. Letham

Name: Dennis J. Letham
Title: Executive Vice President - Finance and Chief Financial Officer